© Fifth Third Bancorp | All Rights Reserved Ó Fifth Third Bancorp | All Rights Reserved Fifth Third Bancorp 4Q22 Earnings Presentation January 19, 2023 Refer to earnings release dated January 19, 2023 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates and the effects of inflation; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Copies of those filings are available at no cost on the SEC’s website at www.sec.gov or on our website at www.53.com. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 27 through 29 of our 4Q22 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved Reported 1 Adjusted 1 EPS $1.01 $1.04 ROA 1.42% 1.46% ROE 18.8% 19.3% ROTCE 29.2% 19.2% NIM 3.35% 3.35% Efficiency ratio 52.6% 51.6% PPNR $1.10BN $1.14BN CET1 2 9.27% • Generated record revenue and prudently managed expenses • PPNR 1 increased 40% compared to 4Q21 • Net interest income 1 increased 32% compared to 4Q21; NIM up 13 basis points compared to 3Q22 • Efficiency ratio 1 of 52.6%; adjusted efficiency ratio 1 of 51.6% improved approximately 8 points compared to 4Q21 • ACL of 1.98%, an increase of 7 bps from 3Q22 (flat excluding Dividend Finance) • NPA ratio of 0.44% improved 2 bps compared to 3Q22 excl. AOCI For end note descriptions, see end note summary starting on page 39 4Q22 highlights 3

© Fifth Third Bancorp | All Rights Reserved NII $ in millions; NIM change in bps 3Q22 to 4Q22 Reported NII & NIM Walk T o t a l n e t in t e r e s t i n c o m e ; $ m il li o n s NII NIM For end note descriptions, see end note summary starting on page 39 NII $1,5023Q22 3.22% NIM $1,582 3.35%4Q22 Securities portfolio Loan balances / mix 5 (2) 31 5 83 18Net market rate benefit Deposit balances / mix (37) (8) Net interest income 1 Other, net -(2) 4 3.35% 3.22% 2.55%

Noninterest income



Total noninterest income; $ millions
$791
$829
$672
$727
$735
$777
4Q21
3Q22
4Q22
Noninterest income
Adjusted noninterest income (excl. securities gains/losses,net)[1]

Securities losses/(gains), net ($ in millions)	4Q21	3Q22	4Q22
Net loss attributable to legacy venture equity investments	$17	$28	$1
Net losses/(gains) attributable to non-qualified deferred compensation plans (NQDC)	2	7	(2)
Other losses/(gains), net	—	3	(1)
Securities losses/(gains), net	**$19**	**$38**	**($2)**

4Q22 vs. 3Q22

- Adjusted noninterest income[1] up $50 million, or 7%
- Primary drivers:
  - Other noninterest income (up 53%) reflecting the recognition of tax receivable agreement revenue in the current quarter
  - Commercial banking revenue (up 18%) reflecting higher M&A advisory revenue, client financial risk management revenue, and fixed income sales and trading revenue
  - Partially offset by Mortgage banking revenue (down 9%) reflecting a decrease in origination fees and gain on loan sales

4Q22 vs. 4Q21

- Adjusted noninterest income[1] down $52 million, or 6%
- Primary drivers:
  - Other noninterest income (down 17%) reflecting lower private equity income
  - Service charges on deposits (down 10%) reflecting the market related impact of higher earnings credits and the elimination of consumer non-sufficient funds fees in July 2022
  - Partially offset by Mortgage banking net revenue (up 80%) reflecting a decrease in MSR asset decay and an increase mortgage servicing revenue

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 39

5

Noninterest expense



Total noninterest expense; $ millions
$1,206
$1,196
$1,167
$1,167
$1,218
$1,218
4Q21
3Q22
4Q22
Noninterest expense
Adjusted noninterest expense[1]

4Q22 vs. 3Q22

- Adjusted noninterest expense[1] up $51 million, or 4%
- Primary drivers:
  - Compensation and benefits (up 8%), including $13 million from NQDC plans
  - Net occupancy expense (up 11%) reflecting an increase in branch costs including repairs & maintenance (partially related to Hurricane Ian) and expenses associated with new branches in the Southeast
  - Technology and communications (up 5%) reflecting continued modernization investments

4Q22 vs. 4Q21

- Adjusted noninterest expense[1] up $22 million, or 2%
- Primary drivers:
  - Technology and communications (up 8%)
  - Net occupancy expense (up 6%)
  - Expenses associated with Dividend Finance and Provide
  - Compensation expense related to the minimum wage increase

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 39

6

Interest earning assets

Average loan & lease balances

$ in billions; loan & lease balances excluding HFS



$109.5
$41.3
3.46%
$68.2
$119.6
$43.9
4.29%
$75.7
$121.4
$44.5
5.10%
$76.8
4Q21
3Q22
4Q22
Commercial
Consumer
Total loan yield

% change	
QoQ	YoY
+1%	+8%
+1%	+13%

Period-end loan & lease balances

$ in billions; loan & lease balances excluding HFS



$112.1
$41.8
$70.3
$120.0
$44.2
$75.8
$121.5
$45.1
$76.4
4Q21
3Q22
4Q22
Commercial
Consumer

% change	
QoQ	YoY
+2%	+8%
+1%	+9%

Average securities[1] and short-term investments

$ in billions



$72.3
$34.6
3.00%
$37.6
$63.5
$5.8
2.86%
$57.7
$64.8
$6.3
3.00%
$58.5
4Q21
3Q22
4Q22
Securities[1]
Short-term investments
Taxable securities yield

% change	
QoQ	YoY
+9%	(82%)
+1%	+55%

Period-end HFS loan & lease balances

$ in billions



$4.4
$4.4
$0.0
$1.9
$1.9
$0.1
$1.0
$0.9
$0.1
4Q21
3Q22
4Q22
Commercial
Consumer

% change	
QoQ	YoY
(50%)	(79%)
+6%	NM

© Fifth Third Bancorp | All Rights Reserved

Note: For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding

7

Core deposits and wholesale funding

Average core deposit balances

$ in billions


$167.3
$82.7
$84.6
0.04%
$157.2
$84.5
$72.7
0.41%
$157.5
$83.2
1.05%
$74.3
4Q21
3Q22
4Q22
Commercial
Consumer
Total IB core deposit rate

% change

QoQ	YoY
(2%)	+1%
+2%	(12%)

Period-end core deposit balances

$ in billions


$169.1
$86.1
$82.9
$159.3
$84.9
$74.4
$160.5
$86.1
$74.3
4Q21
3Q22
4Q22
Commercial
Consumer

% change

QoQ	YoY
+1%	flat
flat	(10%)

Average wholesale funding balances

$ in billions


$13.3
2.61%
$22.1
2.89%
$23.4
3.83%
4Q21
3Q22
4Q22
Total wholesale funding
Wholesale funding cost

% change

QoQ	YoY
+6%	+77%

Period-end wholesale funding balances

$ in billions


$13.4
$20.7
$22.0
4Q21
3Q22
4Q22
Total wholesale funding

% change

QoQ	YoY
+6%	+65%

© Fifth Third Bancorp | All Rights Reserved

Note: totals shown above may not foot due to rounding

8

© Fifth Third Bancorp | All Rights Reserved Early stage delinquencies and NPAs Net charge-offs (NCOs) ACL as % of portfolio loans and leases • Drivers of $112MM increase in ACL: ‒ $109MM increase from loan balances and unfunded commitment growth ‒ Remainder of growth reflecting macroeconomic forecast conditions • $96MM net increase related to Dividend Finance For end note descriptions, see end note summary starting on page 39 Credit quality overview 9 NPA ratio 1 30-89 days past due as a % of portfolio loans 1 Consumer NCO ratioCommercial NCO ratio Total NCO ratio 4Q204Q19 4Q21 3Q22 4Q22 0.78% 0.41% 0.20% 0.47% 0.43% 0.40% 0.21% 0.14% 0.10% 0.28% 0.21% 0.17% 0.38% 0.22% 0.13% 4Q19 4Q20 4Q21 3Q22 4Q22 0.62% 0.33% 0.33% 0.79% 0.23% 0.47% 0.28% 0.46% 0.44% 0.30%

© Fifth Third Bancorp | All Rights Reserved Allowance for loan & lease losses Commercial and industrial loans Commercial mortgage loans Commercial construction loans Commercial leases Total commercial loans and leases Residential mortgage loans Home equity Indirect secured consumer loans Credit card Other consumer loans Total consumer loans Allowance for loan & lease losses Reserve for unfunded commitments 1 Allowance for credit losses Allocation of allowance by product $ in millions 4Q22 Amount % of portfolio loans & leases For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding Change in Rate Compared to: 3Q22 CECL Day 1 Allowance for credit losses 10 7 bps increase in ACL compared to prior quarter (flat excluding Dividend Finance) 2,194 216 $2,410 1.81% 1.98% 0.06% 0.07% 0.12% 0.16% 776 246 90 15 245 133 248 187 254 1,067 1,127 1.36% 2.23% 1.66% 0.55% 1.39% 3.29% 4.96% 1.13% 13.55% 2.37% 1.48% (0.07%) 0.05% (0.08%) (0.02%) (0.05%) 0.19% 1.11% 0.05% 1.06% 0.24% (0.05%) 0.14% 0.66% 0.76% (0.33%) (0.22%) (0.08%) 1.08% 0.20% 2.22% (0.09%) 0.23%

Strong capital and liquidity position

Regulatory capital position

Common equity tier 1 ratio[1]

targeting a 9.25% CET1 ratio[2]


9.14%
~41 bps
(~14 bps)
(~11 bps)
(~6 bps)
~3 bps
9.27%
3Q22
Net income to common
Common dividends
RWA
Share repurchases
Other
4Q22

Liquidity position

$ in billions; as of 12/31/2022

Liquidity Sources	
Fed Reserves	~$7
Unpledged Investment Securities	~$44
Available FHLB Borrowing Capacity	~$8
Current Fed Discount Window Availability	~$43
Total	**~$102**

- Loan-to-core deposit ratio of 76%
- ~$102 billion of available liquidity sources
- $5.2 billion in Holding Company cash, sufficient to satisfy all fixed obligations in a stressed environment for ~24 months

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding

11

© Fifth Third Bancorp | All Rights Reserved 12 1 Innovative, software-enabled products that simplify customers’ lives and enhance the client experience Sustained organic growth from positioning the bank to benefit from secular trends and through gaining market share Proactive balance sheet management (credit risk, rate risk, capital) positioning the bank to serve clients and perform well in any environment Commitment to living our purpose every day to improve the lives of our customers and the well-being of our communities Strong profitability and returns driven by expense discipline and relationship profitability focus What you should expect from Fifth Third 2 3 4 5

Classification: Internal Use © Fifth Third Bancorp | All Rights Reserved 13 Consistently investing for growth through the cycle Consistent strong financial results and top tier profitability Consistent NIM and credit discipline Consistent customer acquisition growth Consistent peer-leading efficiency ratio De novo investments in the Southeast Sales force additions & marketing investments Scaling fintech platforms Platform modernization and digital enablement Consistent outcomesConsistent investments in our businesses • Over 70 Southeast branches added since 2019 • Product innovation led by Momentum Banking in Consumer and Expert AP and Expert AR in Commercial • Added 45 Commercial and Wealth sales FTE in 2022; expect additional sales force expansion in 2023 • Marketing spend increased 10% in 2022 • Expect Dividend Finance loan production in 2023 of ~$4.5BN (with period-end balances of ~$5BN at YE23) • Expanding Provide product offering; expect loan production in 2023 of ~$1BN (with period-end balances of $3BN at YE23)

© Fifth Third Bancorp | All Rights Reserved Net interest income 1 Noninterest income 1 stable Noninterest expense 1 up 4 – 5% up 13 – 14% (FY22 baseline: $5.625BN) (FY22 baseline: $2.944BN) (FY22 baseline: $4.719BN) Net charge-off ratio 25 – 35 bps Effective tax rate ~23% For end note descriptions, see end note summary starting on page 39 As of January 19, 2023; please see cautionary statements on page 2 Total revenue 1 up 9 – 10% (FY22 baseline: $8.487BN; Includes securities g/l) PPNR 1 up 15 – 17% (FY22 baseline: $3.768BN; includes securities g/l) (including HFS) Avg. loans & leases up 3 – 4% Current expectations FY 2023 compared to FY 2022 14 guidance assumes 12/31/23 Fed funds rate of 4.75% ~1% from FDIC insurance assessment rate ~1% from Dividend Finance expenses ~1% from 2022 NQDC mark-to-market impact Allowance for credit losses expect ~$100MM build per quarter due to loan growth (primarily Dividend Finance) and assumes no change to macroeconomic outlook and risk profile as of 4Q22

© Fifth Third Bancorp | All Rights Reserved Net interest income 1 Noninterest income 1 down 11 – 13% Noninterest expense 1 up 6 – 7% down 1 – 2% (4Q22 baseline: $1.582BN) (4Q22 baseline: $777MM) (4Q22 baseline: $1.218BN) Net charge-off ratio 25 – 30 bps Effective tax rate ~23% For end note descriptions, see end note summary starting on page 39 As of January 19, 2023; please see cautionary statements on page 2 Total revenue 1 down 4 – 5% (4Q22 baseline: $2.361BN; Includes securities g/l) PPNR 1 down 16 – 18% (4Q22 baseline: $1.143BN; includes securities g/l) (including HFS) Avg. loans & leases stable Current expectations 1Q23 compared to 4Q22 15 guidance assumes 3/31/23 Fed funds rate of 5.00% down 6 - 7% excluding TRA impact down ~2% excluding ~$100MM in seasonal 1Q23 expenses down 3 - 5% excluding TRA impact and seasonal 1Q23 expenses down 3 - 4% excluding TRA impact Allowance for credit losses expect ~$100MM build due to loan growth (primarily Dividend Finance) and assumes no change to macroeconomic outlook and risk profile as of 4Q22

© Fifth Third Bancorp | All Rights Reserved Appendix 16

© Fifth Third Bancorp | All Rights Reserved 17 Our purpose, vision, and core values support our commitment to generating sustainable value for stakeholders Our Vision Be the One Bank people most value and trust Our Core Values Our Purpose To improve the lives of our customers and the well-being of our communities Work as One Bank Take Accountability Be Respectful Act with Integrity Living our purpose guided by our vision and values

Sustainability priorities and metrics

Addressing climate change

~$24BN in sustainable financing towards $100BN goal

208 due diligence reviews for sensitive sectors in compliance with E&S Risk Management Framework[1]

52% reduction in Scope 1 and 2 GHG emissions since 2014[3]

100% renewable energy purchased since 2019

Achieved carbon neutrality in our operations since 2020[4]

$500MM inaugural Green Bond issued in October 2021[5]

Promoting inclusion and diversity

$2.8BN accelerating racial equality, equity and inclusion initiative

38% board diversity[2]

58% women; **28%** persons of color in workforce

>99% pay equity for women and minorities[7]

$80MM Tier 1 diverse supplier spend, ~**9.3%** of net addressable spend[3]

Launched employee **Sustainability Business Resource Group** in June 2022

Keeping the customer at the center

12MM customer outreach calls, continuing our heightened connection to the customer

2.5% consumer household growth

Low reliance on punitive consumer fees, with **$13MM in NSF fees eliminated and $39MM in overdraft fees avoided** with Extra Time®

$27BN deposited up to 2 days early with Early Pay®

$26MM in consumer cash back rewards with 5/3 Cash/Back cards

22% reduction in monthly complaint volume since 2019

Demonstrating our commitment to employees

$20/hour minimum wage with over 40% of workforce receiving mid-year compensation increase

Up to 7% 401(k) employer contribution with **80%** participation

~776K hours of training (40 hours average / FTE)

Decrease in overall turnover from 21.2% in 2021, to 21.0% in 2022

New flexible PTO policy including volunteer paid time away for full-time (8 hours) and part-time (4 hours) employees

Strengthening our communities

$180MM Neighborhood Investment Program in nine majority-Black communities

$1.3BN provided in community development lending and investment in 2021

$32.7MM in charitable donations to support communities[6]

~3MM people educated through our LIFE programs[8]

~115K hours of community service and **$6MM** in employee giving

Fifth Third is committed to supporting customers, communities and employees

18

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 39

A recognized leader in sustainability among peers

Actions Demonstrating Leadership

$500,000 donated for hurricane relief in Florida
Through Fifth Third Foundation in addition to other assistance programs

Published 3rd ESG report
Available on ir.53.com

Announced 10-year $100BN Environmental & Social Finance Target
Expansion of the original $8BN renewable energy goal achieved in June 2022

Aligned executive compensation to ESG priorities
ESG Funding Modifier added to 2022 Variable Compensation Plan

Established sustainability office
Leading comprehensive environmental, social and governance strategy, which includes the Bank's climate strategy and sustainable finance initiatives

Acquisition of Dividend Finance
A leading fintech point-of-sale (POS) lender, providing financing solutions for residential renewable energy and sustainability-focused home improvement

$20 minimum wage per hour
Effective July 2022, increase from $18 per hour since 2019

Expanded operational sustainability goals
Announced six new operational sustainability targets to be achieved by 2030, including Scope 1 and 2 GHG emissions reduction of 75%

Third-party recognitions

2022 World's Most Ethical Companies® — www.ethisphere.com — 3-Time Honoree

FTSE4Good

Bloomberg Gender-Equality Index 2022

America's Most Responsible Companies 2022 — Newsweek — statista

The Best Employers for Diversity — Forbes 2022 — Powered by Statista

3BL Media — Responsible CEO of the Year — Community Impact 2021

JUST — America's Most JUST Companies — JUST Business is Better Business — Proud to be one of America's Most JUST Companies

Bank On — *For Express Banking account*

Human Rights Campaign — Perfect 100% Score
Human Rights Campaign Corporate Equity index for seventh consecutive year

Top Workplace in Financial Services
Recognized by Energage in 2022

CDP — Disclosure Insight Action — A- Leadership Band
2019, 2020 and 2021 CDP surveys (2022 score forthcoming)

MSCI	S&P Global	ESG Risk Rating[2]	CSRHub	SSGA	Refinitiv
ESG Rating	ESG Score		ESG Ranking	R-Factor Score	ESG Combined Score
January 2023	*Corporate Sustainability Assessment*	*January 2023*	*January 2023*	*January 2023*	*January 2023*
A	83rd percentile	Low Risk	91st percentile	Outperformer	A- (79/100)
Upgraded 3 notches	*Top among peers[1]*	*Top quartile among peers[1]*	*Top among peers[1]*	*Top 10-30% among Commercial Banks*	*Top among peers[1]*

19

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 39

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. Retail Brokered & Institutional CDs



$1,150
$2,250
$2,500
$750
$2,025
$4,712
2023
2024
2025
2026
2027
2028 on
Fifth Third Bancorp
Fifth Third Bank
Fifth Third Financial Corp

Composition of deposits by segment

Average as of 4Q22



39%
8%
53%
Consumer and Small Business Banking
Wealth & Asset Management
Commercial Banking

Holding company:

- Holding Company cash as of December 31, 2022: $5.2BN
- Cash currently sufficient to satisfy all fixed obligations in a stressed environment for ~24 months (debt maturities, common and preferred dividends, interest, and other expenses) without accessing capital markets, relying on dividends from subsidiaries or any other actions
- The Holding Company issued the following long-term debt in 4Q22:
  - $1BN 6NC5 fixed-to-floating rate debt
- The Holding Company did not have long-term debt maturities in 4Q22

Bank entity:

- The Bank issued the following long-term debt in 4Q22:
  - $1BN 3NC2 fixed-to-floating rate debt
- The Bank did not have long-term debt maturities in 4Q22
- Available and contingent borrowing capacity (4Q22):
  - FHLB ~$7.7BN available, ~$13.4BN total
  - Federal Reserve ~$43.3BN

© Fifth Third Bancorp | All Rights Reserved

20

© Fifth Third Bancorp | All Rights Reserved Paycheck Protection Program update Average PPP loan balances Period-end PPP loan balances PPP interest income • Originated $7.3BN in PPP loans across all 3 waves • 4Q22 loan balances ◦ FY22 Average Balance: $0.5BN ◦ 4Q22 Average Balance: $0.2BN $ in millions $ in billions $ in billions Totals shown above may not foot due to rounding 21 $1

GNMA forbearance loan purchase update[1]

Average loan balances

$ in billions


$0.7
$0.3
$0.2
$0.1
$0.0
4Q22
actual
1Q23
2Q23
3Q23
4Q23

Net interest income

$ in millions


$14.2
$2.6
$2.4
$0.9
$1.0
4Q22
actual
1Q23
2Q23
3Q23
4Q23

Servicing expenses

$ in millions


$2.5
$1.2
$0.7
$0.4
$0.1
4Q22
actual
1Q23
2Q23
3Q23
4Q23

- Third-party serviced GNMA forbearance loan purchases:
  - 4Q20: $2.1BN
  - 1Q21: $0.6BN
  - 2Q21: $1.0BN
  - 3Q21: $0.3BN
  - 4Q21: $0.7BN
- FY22 NII of ~$66MM compared to ~$117MM in FY21
- FY22 servicing expenses of ~$23MM compared to ~$50MM in FY21
- Relatively minor noninterest income in both FY21 and FY22
- GNMA forbearance projections are incorporated into outlook

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 39

22

Balance sheet positioning

Commercial loans[1,2,3]

$27.6BN fixed [3] | $48.7BN variable [1,2]

- 1M based: 45% [7,12]
- 3M based: 6% [7,12]
- Prime & O/N based: 15% [7,12]
- Other based: 1% [7,10,12]
- Weighted avg. life: 1.9 years [1,3]



4%
7%
14%
75%

C&I	27% Fix | 73% Variable
Coml. mortgage	41% Fix | 59% Variable
Coml. construction	33% Fix | 67% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$36.8BN fixed | $8.3BN variable [1]

- 1M based: 2% [8,12]
- 12M based: 2% [8,12]
- Prime: 12% [8]
- Other based: 3% [8,12,13]
- Weighted avg. life: 3.8 years[1]



4%
11%
9%
37%
39%

Auto/Indirect	97% Fix | 3% Variable
Resi mtg.& construction	90% Fix | 10% Variable
Home equity	8% Fix | 92% Variable
Other	79% Fix | 21% Variable
Credit card	40% Fix | 60% Variable

Investment portfolio

- 66% allocation to bullet/ locked-out cash flow securities
- AFS yield: 2.97% [5]
- Effective duration of 5.4[6]
- Net unrealized pre-tax loss: $6.0BN
- 99% AFS[11]



22%
23%
55%

Level 1	100% Fix | 0% Variable
Level 2A	100% Fix | 0% Variable
Non-HQLA/ Other	85% Fix | 15% Variable

Includes $5.2BN non-agency CMBS (All super-senior, AAA-rated securities; 57.9% WA LTV, ~38.7% credit enhancement)

Long-term debt[4]

$7.6BN fixed | $6.1BN variable[4]

- 1M based: 15%[9]
- 3M based: 7%[9]
- SOFR based: 22%
- Weighted avg. life: 4.6 years



1%
2%
20%
77%

Senior debt	52% Fix | 48% Variable
Sub debt	65% Fix | 35% Variable
Auto securiz. proceeds	100% Fix | 0% Variable
Other	85% Fix | 15% Variable

- **The information above incorporates the impact of $12BN in active cash flow hedges ($8BN in C&I receive-fixed swaps and $4BN in CRE receive-fixed swaps) and ~$6.0BN fair value hedges associated with long-term debt (receive-fixed swaps).**
- **The impacts of PPP loans (given the expected temporary nature) are excluded**

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding

23

© Fifth Third Bancorp | All Rights Reserved Managing rate risk against conservative outcomes Estimated NII sensitivity profile and ALCO policy limits Estimated NII sensitivity at specific betas Dynamic beta models assume approximately 75-80% effective betas in our baseline NII sensitivity used in IRR simulations 1 •Models are calibrated to performance in prior rate cycles • In 2022, we have significantly outperformed modeled betas •Additionally, rate risk measures assume no deposit re-pricing lags and $1BN of DDA runoff per 100 bps of rate hikes As of December 31, 2022: •47% of HFI loans were variable rate net of existing hedges (64% of total commercial; 18% of total consumer) 2 •Short-term borrowings represent approximately 23% of total wholesale funding, or 3% of total funding •Approximately $12.3 billion in non-core funding matures beyond one year 24

© Fifth Third Bancorp | All Rights Reserved ($3BN @ 2.25% 1- month LIBOR strike) Cash flow hedges continue to protect NIM 1 EOP notional value of cash flow hedges ($ in billions) Actual Cash flow hedges For end note descriptions, see end note summary starting on page 39 Swap protection extends through 2031 ($3BN added in 4Q22) 25 Floors Forward starting swaps Existing swaps weighted average receive fix rate (swaps only) 2.35% 2.37% 2.37% 3.27%2.37% 2.35%2.34% 2.34% 2.34% 2.50% 3.17% 3.17% 3.19% 3.44% 2

Mortgage banking results

Mortgage banking net revenue

$ in millions



Origination fees and gains on loan sale
Gross servicing fees
Net MSR Valuation
MSR decay
$67
$37
($5)
($64)
$9
$71
$25
($53)
$81
$23
($19)
($54)
$81
$24
($1)
($35)
$3
$79
$18
$(37)
4Q21
1Q22
2Q22
3Q22
4Q22

	4Q21	1Q22	2Q22	3Q22	4Q22
Mortgage banking net revenue	$35	$52	$31	$69	$63

Mortgage originations and margins

$ in billions



Originations HFS
Originations HFI
$4.3
$1.6
$2.7
$3.5
$1.2
$2.2
$4.3
$1.3
$3.0
$4.0
$0.7
$3.3
$2.3
$0.4
$1.9
4Q21
1Q22
2Q22
3Q22
4Q22

	4Q21	1Q22	2Q22	3Q22	4Q22
Rate lock margin	0.95%	1.10%	0.84%	0.95%	0.74%
Gain-on-sale margin	1.10%	1.18%	0.85%	0.80%	0.86%

__Rate lock margin__ represents gains recorded associated with salable rate locks divided by salable rate locks.
__Gain-on-sale__ margin represents gains on all loans originated for sale divided by salable originations.

- Mortgage banking net revenue decreased $6 million from the prior quarter, primary reflecting a $6 million reduction in origination fees and gain on loan sales.
- $2.3 billion in originations, down 43% from the prior quarter and down 47% compared to the year-ago quarter; ~86% purchase volume

© Fifth Third Bancorp | All Rights Reserved

Note: totals shown above may not foot due to rounding

26

© Fifth Third Bancorp | All Rights Reserved Estimated potential GAAP noninterest income recognition 1,2 $ in millions; pre-tax For end note descriptions, see end note summary starting on page 39 Future TRA payment schedule 27 actual

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	1Q23	2Q23	3Q23	4Q23
Series H[2]	-	~$15	~$12	~$12
Series I	~$8	~$8	~$8	~$8
Series J *Floating (3ML + 3.129%)*[2]	~$6	~$6	~$6	~$6
Series K	~$3	~$3	~$3	~$3
Series L	~$4	~$4	~$4	~$4
Class B Series A	~$3	~$3	~$3	~$3
Total	**~$23**	**~$39**	**~$36**	**~$36**

28

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 4Q21 3Q22 4Q22 NCO ratio 1 0.11% 0.24% 0.14% 30-89 Delinquencies 0.14% 0.22% 0.14% 90+ Delinquencies 0.03% 0.03% 0.02% Nonperforming Loans 2 0.54% 0.45% 0.38% 29 Portfolio loans $ in billions Period-end QoQ change Average QoQ change Key statistics Revolving Line Utilization Trend 3 Commercial & industrial overview For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding 3.8% 6.0% 5.5% 2.1% 1.8% 8.0% 4.4% 4.1% 0.6% 1.4% Average - C&I Period-end C&I

© Fifth Third Bancorp | All Rights Reserved 4Q21 3Q22 4Q22 NCO ratio 1 0.03% (0.03%) 0.00% 30-89 Delinquencies 0.03% 0.10% 0.16% 90+ Delinquencies 0.01% 0.00% 0.00% Nonperforming Loans 2 0.35% 0.25% 0.29% Commercial real estate overview 30 CRE Mortgage Balance by owner occupancy CRE Construction Balance by property type Average – Commercial Mortgage Average – Commercial Construction Period-end – Commercial Mortgage Period-end – Commercial Construction Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding $ in billions (1.3%) 3.6% (0.1%) 2.6% (0.4%) (2.9%) 2.0% 1.1% 1.5% 0.8% Multifamily Other Retail Hospitality Office Industrial Home Builder Non-Owner Occupied Owner Occupied 4Q21 1Q22 2Q22 3Q22 4Q22

© Fifth Third Bancorp | All Rights Reserved 4Q21 3Q22 4Q22 NCO ratio 1 (0.06%) (0.02%) 0.01% 30-89 Delinquencies 0.12% 0.10% 0.17% 90+ Delinquencies 0.44% 0.04% 0.04% Nonperforming Loans 2 0.20% 0.65% 0.70% Weighted average FICO at origination 3 765 766 765 Weighted average LTV at origination 71% 71% 71% Residential Mortgage overview 31 Portfolio FICO score at origination 3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding (0.2%) 1.9% 5.2% 1.5% (0.2%) 1.5% 4.6% 2.5% 0.2% 0.2% 750+720-749<660 660-719 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 4Q21 3Q22 4Q22 NCO ratio 1 (0.18%) (0.08%) 0.02% 30-89 Delinquencies 0.61% 0.55% 0.74% 90+ Delinquencies 0.02% 0.03% 0.02% Nonperforming Loans 2 1.89% 1.70% 1.66% Weighted average FICO at origination 3 763 767 767 Weighted average LTV at origination 68% 67% 67% Home equity overview 32 Portfolio FICO score at origination 3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding (5.2%) (4.1%) (2.8%) 1.6% 1.7% (4.5%) (4.1%) (0.3%) 2.4% 1.0% 750+720-749<660 660-719 2% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 4Q21 3Q22 4Q22 NCO ratio 1 0.14% 0.24% 0.32% 30-89 Delinquencies 0.61% 0.65% 0.86% 90+ Delinquencies 0.05% 0.06% 0.00% Nonperforming Loans 2 0.16% 0.09% 0.18% Indirect secured consumer overview 33 Portfolio FICO score at origination Includes primarily RV & Marine $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding 1% 4.8% 4.8% 0.6% (2.8%) (1.3%) 4.9% 3.8% (2.3%) (2.2%) (0.6%) 750+720-749<660 660-719 Weighted average FICO at origination 3 766 768 768 Weighted average LTV at origination 88% 88% 88% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 4Q21 3Q22 4Q22 NCO ratio 1 2.90% 2.69% 2.85% 30-89 Delinquencies 1.02% 1.02% 1.12% 90+ Delinquencies 0.85% 0.79% 0.96% Nonperforming Loans 2 1.30% 1.30% 1.44% Credit card overview 34 Portfolio FICO score at origination 3 750+720-749<660 660-719 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding (0.5%) (2.8%) 0.8% 3.1% 2.2% 1.3% (4.3%) 4.3% 0.4% 5.9% Weighted average FICO at origination 3 741 742 743 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 4Q21 1Q22 2Q22 3Q22 4Q22 Balance, beginning of period $349 $337 $323 $319 $298 Transfers to nonaccrual status 62 54 49 91 68 Transfers to accrual status (26) (2) — — (5) Transfers to held for sale (2) (4) — (19) — Loan paydowns/payoffs (21) (52) (17) (48) (63) Transfer to OREO — — — — — Charge-offs (28) (11) (37) (47) (36) Draws/other extensions of credit 3 1 1 2 1 Balance, end of period $337 $323 $319 $298 $263 4Q21 1Q22 2Q22 3Q22 4Q22 Balance, beginning of period $179 $161 $211 $220 $224 Transfers to nonaccrual status 30 97 64 56 83 Transfers to accrual status (30) (23) (29) (22) (19) Transfers to held for sale — — — — — Loan paydowns/payoffs (13) (16) (20) (20) (19) Transfer to OREO — (1) (1) (1) (3) Charge-offs (5) (7) (6) (10) (15) Draws/other extensions of credit — — 1 1 1 Balance, end of period $161 $211 $220 $224 $252 NPL 1 Rollforward Commercial Consumer $ in millions $ in millions $ in millions For end note descriptions, see end note summary starting on page 39 35 Total NPL $498 $534 $539 $522 $515 Total new nonaccrual loans - HFI $92 $151 $113 $147 $151 Total NPL

© Fifth Third Bancorp | All Rights Reserved 4Q22 adjustments and notable items Adjusted EPS of $1.04 1 4Q22 reported EPS of $1.01 included a negative $0.03 impact from the following notable items: • $38 million pre-tax (~$29 million after-tax 2 ) charge related to the valuation of the Visa total return swap • $6 million pre-tax (~5 million after-tax 2 ) charge related to Branch impairments • $15 million tax benefit associated with resolution of certain acquisition related tax matters For end note descriptions, see end note summary starting on page 39 36

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For the Three Months Ended December 2022	September 2022	June 2022	March 2022	December 2021	For the Year Ended 2022
Net income (U.S. GAAP) (a)	$737	$653	$562	$494	$662	$2,446
Net income (U.S. GAAP) (annualized) (b)	$2,924	$2,591	$2,254	$2,003	$2,626	$2,446
Net income available to common shareholders (U.S. GAAP) (c)	$699	$631	$526	$474	$627	$2,330
Add: Intangible amortization, net of tax	10	10	9	9	9	37
Tangible net income available to common shareholders (d)	$709	$641	$535	$483	$636	$2,367
Tangible net income available to common shareholders (annualized) (e)	$2,813	$2,543	$2,146	$1,959	$2,523	$2,367
Net income available to common shareholders (annualized) (f)	$2,773	$2,503	$2,110	$1,922	$2,488	$2,330
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$16,857	$18,864	$19,248	$21,402	$22,449	$19,080
Less: Average preferred stock (h)	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
Average goodwill	(4,925)	(4,926)	(4,744)	(4,514)	(4,514)	(4,779)
Average intangible assets and other servicing rights	(176)	(188)	(158)	(150)	(162)	(168)
Average tangible common equity (i)	$9,640	$11,634	$12,230	$14,622	$15,657	$12,017
Less: Average accumulated other comprehensive income ("AOCI")	5,386	3,037	2,397	(129)	(1,382)	2,689
Average tangible common equity, excluding AOCI (j)	$15,026	$14,671	$14,627	$14,493	$14,275	$14,706
Adjustments (pre-tax items)						
Valuation of Visa total return swap	38	17	18	11	19	84
Branch impairment charges	6	—	—	—	—	6
Net business acquisition and disposition charges/(gain)	—	—	6	—	—	6
Special COVID staffing bonus to front-line employees	—	—	—	—	10	—
Adjustments - after-tax[1] (k)	$34	$13	$19	$8	$22	$74
Adjustments (tax related items)						
Tax benefit associated with resolution of certain acquisition related tax matters	(15)	—	—	—	—	(15)
Adjustments (tax related items) (l)	(15)	—	—	—	—	(15)
Adjusted net income [(a) + (k)+ (l)]	$756	$666	$581	$502	$684	$2,505
Adjusted net income (annualized) (m)	$2,999	$2,642	$2,330	$2,036	$2,714	$2,505
Adjusted net income available to common shareholders [(c) + (k) + (l)]	$718	$644	$545	$482	$649	$2,389
Adjusted net income available to common shareholders (annualized) (n)	$2,849	$2,555	$2,186	$1,955	$2,575	$2,389
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	728	$654	$554	$491	$658	$2,426
Adjusted tangible net income available to common shareholders (annualized) (o)	$2,888	$2,595	$2,222	$1,991	$2,611	$2,426
Average assets (p)	$206,017	$206,688	$205,897	$209,150	$209,604	$206,929
Metrics:						
Return on assets (b) / (p)	1.42%	1.25%	1.09%	0.96%	1.25%	1.18%
Adjusted return on assets (m) / (p)	1.46%	1.28%	1.13%	0.97%	1.29%	1.21%
Return on average common equity (f) / [(g) + (h)]	18.8%	14.9%	12.3%	10.0%	12.2%	13.7%
Adjusted return on average common equity (n) / [(g) + (h)]	19.3%	15.3%	12.8%	10.1%	12.7%	14.1%
Return on average tangible common equity (e) / (i)	29.2%	21.9%	17.5%	13.4%	16.1%	19.7%
Adjusted return on average tangible common equity (o) / (i)	30.0%	22.3%	18.2%	13.6%	16.7%	20.2%
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	19.2%	17.7%	15.2%	13.7%	18.3%	16.5%

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding

37

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries	For Three Months Ended					For the Year Ended
$ and shares in millions	December	September	June	March	December	
(unaudited)	2022	2022	2022	2022	2021	2022
Average interest-earning assets (a)	**$187,640**	**$185,378**	**$184,406**	**$187,894**	**$187,045**	**$186,326**
Net interest income (U.S. GAAP) (b)	$1,577	$1,498	$1,339	$1,195	$1,197	$5,609
Add: Taxable equivalent adjustment	5	4	3	3	3	16
Net interest income (FTE) (c)	**$1,582**	**$1,502**	**$1,342**	**$1,198**	**$1,200**	**$5,625**
Net interest income (FTE) (annualized) (d)	**$6,276**	**$5,959**	**$5,383**	**$4,859**	**$4,761**	**$5,625**
Noninterest income (U.S. GAAP) (e)	**$735**	**$672**	**$676**	**$684**	**$791**	**$2,766**
Valuation of Visa total return swap	38	17	18	11	19	84
Branch impairment charges	6	—	—	—	—	6
Net disposition charges/(gain)	—	—	6	—	—	6
Adjusted noninterest income (f)	**$779**	**$689**	**$700**	**$695**	**$810**	**$2,862**
Add: Securities (gains)/losses	(2)	38	32	14	19	82
Adjusted noninterest income, (excl. securities (gains)/losses)	**$777**	**$727**	**$732**	**$709**	**$829**	**$2,944**
Noninterest expense (U.S. GAAP) (g)	**$1,218**	**$1,167**	**$1,112**	**$1,222**	**$1,206**	**$4,719**
Special COVID staffing bonus to front-line employees	—	—	—	—	(10)	—
Adjusted noninterest expense (h)	**$1,218**	**$1,167**	**$1,112**	**$1,222**	**$1,196**	**$4,719**
Metrics:						
Revenue (FTE) (c) + (e)	2,317	2,174	2,018	1,882	1,991	8,391
Adjusted revenue (c) + (f)	2,361	2,191	2,042	1,893	2,010	8,487
Pre-provision net revenue [(c) + (e) - (g)]	1,099	1,007	906	660	785	3,672
Adjusted pre-provision net revenue [(c) + (f) - (h)]	1,143	1,024	930	671	814	3,768
Net interest margin (FTE) (d) / (a)	3.35%	3.22%	2.92%	2.59%	2.55%	3.02%
Efficiency ratio (FTE) (g) / [(c) + (e)]	52.6%	53.7%	55.1%	64.9%	60.6%	56.2%
Adjusted efficiency ratio (h) / [(c) + (f)]	51.6%	53.3%	54.5%	64.6%	59.5%	55.6%

38

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 39; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved Slide 3 end notes 1. Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 37 and 38 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Current period regulatory capital ratios are estimated. Slide 4 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 37 and 38 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 5 end notes 1. Non-GAAP measure: see reconciliation on pages 37 and 38 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 37 and 38 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 7 end notes 1. Includes taxable and tax-exempt securities. Slide 9 end notes 1. Excludes HFS loans. Slide 10 end notes 1. 4Q22 commercial and consumer portfolio make up $131M and $85M, respectively, of the total reserve for unfunded commitment. Slide 11 end notes 1. Current period regulatory capital ratios are estimated. 2. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 14 & 15 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 18 end notes Data is for fiscal year 2022, unless otherwise noted. 1. 9/23/2020 - 12/31/2022. The Environmental and Social Risk Management Framework (previously Environmental and Social Policy) can be found at ir.53.com/esg/environment 2. In terms of ethnicity or gender. 3. Data is through 9/30/2022 4. For Scope 1, Scope 2 and business travel under Scope 3 emissions. Projected full year 2022 CO2e emissions are based on 2022 year-to-date data as well as historical company data from 2014-2021. Final CO2 emissions will be made available in 2023 following independent verification. 5. Sustainable Bond Report can be found at ir.53.com/esg/sustainability-bonds 6. Data is through 11/30/2022 7. Refer to the 2021 ESG report for additional details on methodology 8. Since 2004 39 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes Slide 19 end notes 1. Peer Group comprises of Fifth Third's board approved peers. 2. From leading third party ESG data provider. Slide 22 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 23 end notes Note: Data as of 12/31/22. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $12B of commercial variable loans classified as fixed given the impacts of $8BN in C&I receive-fix swaps and $4BN in CRE receive-fix swaps; Excludes forward starting swaps & floors; Excludes$3BN in out-of-the-money floors with a 2.25% 1ML strike currently on the balance sheet. 3. Excludes ~$0.1BN in Small Business Administration Paycheck Protection Program (PPP) loans. 4. Fifth Third had $705MM 3ML receive-fix swaps and $2.25BN 1ML receive-fix swaps, and $3.0BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 5. Yield of the 4Q22 weighted average taxable and non-taxable (tax equivalent) available for sale portfolio. 6. Effective duration taxable and non-taxable available for sale portfolio. 7. As a percent of total commercial, excluding PPP loans. 8. As a percent of total consumer. 9. As a percent of par. 10. Includes 12M term, 6M term, and Fed Funds based loans. 11. Excludes equity securities. 12. Term points include LIBOR, SOFR, BSBY, AMERIBOR, Treasuries & FX curves. 13. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds. Slide 24 end notes Note: Data as of 12/31/22; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2. 2. Excludes ~$0.1BN in Small Business Administration Paycheck Protection Program (PPP) loans. Slide 25 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures; All swaps are receive fixed / pay 1-month LIBOR. 2. $3BN floors mature on 12/16/2024. Slide 27 end notes 1. Assumes FIS will have sufficient taxable income to utilize TRA related deductions and have a marginal tax rate of 25%. 2. See forward-looking statements on page 2. Slide 28 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Projected dividends for Series J and Series H (converts to floating in 3Q23) reflect 3m LIBOR plus applicable spread. Given the ongoing LIBOR transition, these will transition to SOFR-based calculations (pursuant to the Federal LIBOR legislation) on 6/30/2023). 40

© Fifth Third Bancorp | All Rights Reserved Slide 29 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization. Slide 30 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 31 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 32 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 33 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 34 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude ~$80 million from credit loans on book primarily ~15+ years. Slide 35 end notes 1. Loan balances exclude nonaccrual loans HFS. Slide 36 end notes 1. Average diluted common shares outstanding (thousands); 694,195; all adjusted figures are non-GAAP measures; see reconciliation on pages 37 and 38 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Assumes a 23% tax rate. Slide 37 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 23% tax rate. Slide 38 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 41 Earnings presentation end notes